Plantronics
Limited Power of Attorney
Securities Law Compliance
The undersigned, as an officer or director of Plantronics, Inc. (the "Corporation"), hereby constitutes and appoints Mary Huser, Paul Katawicz, or Courtney Bottger each individually as the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Form ID, Forms 144, Forms 3, 4, and 5 and other forms as such attorney and agent shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and the respective rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that each of said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney is executed at Los Altos Hills, CA as of the date set forth below.

/s/ Charles Boynton
Charles Boynton
Date: 3-10-19

Witness:
/s/ Jennifer Boynton
Jennifer Boynton
Date: 3/10/19